Exhibit 10.7

Notice of Restricted Stock Unit Grant

Participant:	<first_name> <middle_name> <last_name>

Employee ID:	<emp_id>

Company:	Visa Inc.

Notice:
You have been granted the following Restricted Stock Units in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (“Agreement”) attached hereto.

Type of Award:	Restricted Stock Units

Grant ID:	<award_id>

Grant:	Grant Date: <award_date>
Number of Shares Underlying Restricted Stock Units: <shares_awarded>

Period of Restriction:
The Period of Restriction applicable to those portions of the total number of your Restricted Stock Units listed in the “Portion of Restricted Stock Units” column below shall commence on the Grant Date and shall lapse on the corresponding date listed in the “Vesting Date” column below.

Shares on Vesting Date
<vesting_schedule>

However, in the event of your termination of employment due to death or Disability (as those terms are defined in the Agreement), the Period of Restriction will immediately lapse as to the full number of Restricted Stock Units.

Acceptance:
To accept or reject your Restricted Stock Units award, please complete the on-line form ("Accept or Reject Your Grant") as promptly as possible, but, in any case, within thirty (30) days after the Grant Date. If you do not reject your award within thirty (30) days after the Grant Date, you will be deemed to have accepted your Restricted Stock Units award and agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan. Your agreement is available to you online in your Schwab Equity Award Center (EAC) account.via this link https://www.schwab.com/public/eac/home

Visa Inc.
2007 Equity Incentive Compensation Plan
Restricted Stock Unit Award Agreement
This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Restricted Stock Unit Grant attached as Schedule A hereto (the “Grant Notice”), is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.Definitions.
Capitalized terms used but not defined herein have the meaning set forth in the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”).
2.    Grant of the Restricted Stock Units.
Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Restricted Stock Units set forth in the Grant Notice (the “Restricted Stock Units”).
3.    Dividend Equivalents.
Each Restricted Stock Unit shall entitle the Participant to Dividend Equivalents with respect to regular cash dividends that would otherwise be paid on the Share underlying such Restricted Stock Unit during the period from the Grant Date to the date such Share is delivered in accordance with Section 5. Any such Dividend Equivalent shall be paid to the Participant at (or within thirty (30) days following) the time such related dividends are paid to holders of Shares.
4.    Period of Restriction; Termination.
The Period of Restriction with respect to the Restricted Stock Units shall be as set forth in the Grant Notice (the “Period of Restriction”). The Participant acknowledges that prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock Units may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)), other than by will or the laws of descent and distribution. Upon the expiration of the applicable portion of the Period of Restriction, the restrictions set forth in this Agreement with respect to the Restricted Stock Units theretofore subject to such expired Period of Restriction shall lapse, except as may be provided in accordance with Section 11 hereof. Notwithstanding the foregoing, prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock Units may be transferred to the Participant’s former spouse pursuant to a domestic relations order which is approved by the Company, in accordance with any procedures, and subject to any limitations, as the Company may prescribe and subject to applicable law. Subject to the terms of the Plan and the remaining provisions of this Section 4, all Restricted Stock Units for which the Period of Restriction had not lapsed prior to the date of the Participant’s Termination shall be immediately forfeited. Notwithstanding the foregoing to the contrary:

(a)    Death and Disability. Upon Termination of the Participant due to death or disability (within the meaning of the Company’s or its Affiliate’s long -term disability plan under which the Participant is covered from time to time (“Disability”)), then the Period of Restriction shall immediately lapse as to the full number of Restricted Stock Units.
(b)    Other Terminations. Upon Termination of the Participant due to any reason other than due to death or Disability, then all Restricted Stock Units for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.
5.    Payment of Restricted Stock Units.
As soon as reasonably practicable following the lapse of the applicable portion of the Period of Restriction, but in no event later than 90 days following the date of such lapse, the Company shall cause to be delivered to the Participant (a) the full number of Shares underlying the Restricted Stock Units as to which such portion of the Period of Restriction has so lapsed, (b) a cash payment determined by reference to the then-current Fair Market Value of such Shares or (c) a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 6 of this Agreement; provided, however, that if the Participant’s Termination occurs under any circumstances other than death, any such delivery of Shares or cash payment due to lapse of the Period of Restriction upon such Termination shall be delayed for six months from the date of such Participant’s Termination if the Participant is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code) determined in accordance with the methodology established by the Company as in effect on the date of such Termination.
6.    Taxes and Withholdings.
Upon the expiration of the applicable portion of the Period of Restriction, or such earlier date on which the value of any Restricted Stock Units otherwise becomes includible in the Participant’s gross income for income tax purposes or on which taxes are otherwise payable, any taxes of any kind required by law to be withheld with respect to such Restricted Stock Units shall be satisfied by the Company withholding Shares or cash otherwise deliverable or payable to the Participant pursuant to the Restricted Stock Unit award; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income, subject to any limitations as the Committee may prescribe and subject to applicable law , based on the Fair Market Value of the Shares on the payment date. The Company, a Subsidiary or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVII of the Plan.
Regardless of any action the Company, an Affiliate and /or a Subsidiary takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary), and that none of the Company, an Affiliate and /or a Subsidiary: (a) makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock Units, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.
7.    No Rights as a Shareholder Prior to Issuance of Shares.
Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Restricted Stock Units, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
8.    No Right to Continued Employment.

Neither the Restricted Stock Units nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Subsidiary or Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Subsidiary or Affiliate , which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of the Company or a Subsidiary or Affiliate at the will of the Company or such Subsidiary or Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the Restricted Stock Units hereunder.
9.    The Plan.
By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.
10.    Compliance with Laws and Regulations.
(a)    The Restricted Stock Units and the obligation of the Company to deliver Shares or cash payments hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for , free of any conditions not acceptable to the Company.
(b)    It is intended that any Shares received upon expiration of the Period of Restriction shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.
(c)    If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant 's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the

Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company , as to the applicability of such exemption thereto.
11.    Notices.
All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administration in the Benefits Department, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.
12.    Other Plans.
The Participant acknowledges that any income derived from this Restricted Stock Units award shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.
13.    Clawback Policy.
Notwithstanding any other provision of this Agreement to the contrary, any cash incentive compensation received by the Participant, Restricted Stock Unit granted, Shares issued and/or amount paid hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.